UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 27, 2007

UNION BANKSHARES COMPANY

(Exact name of registrant as specified in its charter)

Maine	0-12958	01-0395131
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

66 Main Street

Ellsworth, ME 04605

(Address of principal executive offices) (Zip Code)

(207) 667-2504

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

On June 27, 2007, Union Bankshares Company (the “Company”) announced preliminary results of the shareholder vote at the Company’s 2007 Annual Meeting of Shareholders, held on June 7, 2007. Preliminary results indicate that shareholders voted to elect the slate of directors put forth by the Company, to ratify Berry, Dunn, McNeil & Parker as the independent registered public accountants of the Company for 2007, and to approve an amendment to the Company’s Articles of Incorporation providing for election of directors by a majority of the votes cast. In addition, shareholders voted against several shareholder proposals, including the removal of Peter A. Blyberg as a director, a set of amendments to the Company’s Bylaws imposing stock ownership requirements on directors and officers, and a proposal requiring the Board of Directors to report to shareholders on a plan of succession for the Company’s President and Chief Executive Officer. Final results are subject to review and challenge and will be announced after the vote has been certified by Corporate Elections Services, an independent firm hired by the Company to tabulate the proxy ballots submitted by shareholders. A copy of the press release dated June 27, 2007 is furnished and not filed pursuant to Regulation FD as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d)	The following exhibits are furnished with this Report:

Exhibit No.	Description

99.1	Press release dated June 27, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNION BANKSHARES COMPANY

By:	/s/ Peter A. Blyberg
Name:	Peter A. Blyberg
Title:	President and Chief Executive Officer

Date:  June 27, 2007

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated June 27, 2007